UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

VIRGINIA MINES INC.

(Exact name of registrant as specified in its charter)

Federally Incorporated in Canada	0-29880	Not Applicable

(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)
116 St. Pierre Street, Suite 200 City of Québec, Québec, Canada (Address of principal executive offices)
G1K 4A7 (Zip Code)

Registrant’s telephone number, including area code: (418) 694-9832

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 3, 2006, Virginia Mines Inc. (“New Virginia”) issued a press release announcing the closing, on March 31, 2006, of the Arrangement involving Goldcorp Inc. (“Goldcorp”), Virginia Gold Mines Inc. (“Virginia”) and New Virginia. The press release is furnished as Exhibit 99.1 and is attached hereto.

In connection with the Arrangement, all as previously announced by Virginia, each outstanding common share of Virginia is being exchanged for 0.4 of a common share of Goldcorp and 0.5 of a common share of New Virginia. In addition, Virginia transferred to New Virginia all of its assets not related to the Eleonore property, including all of its liquid assets, short-term and long-term investments, all cash arising from stock options and purchase warrants exercised prior to the closing of the Arrangement as well as a sliding-scale 2% royalty on the Eleonore deposit.

In consequence of the completion of the Arrangement, New Virginia is the successor registrant to Virginia under the Securities Exchange Act of 1934.

The Toronto Stock Exchange (the “TSX”) has conditionally approved the Arrangement, including the listing of the New Virginia Shares issuable under the Arrangement, subject to the satisfaction of all of the requirements of the TSX. It is expected that trading on the shares of New Virginia (VGQ) will commence on April 5, 2006. The final day for trading of Virginia Gold Mines (VIA) will be April 4th 2006 on the TSX.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release of Virginia Mines Inc. dated April 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA MINES INC.

By: /s/ André Gaumond
André Gaumond
President
Date: April 4, 2006